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                             NATIONAL PROPANE L.P.








                                 LOAN AGREEMENT

                                  JULY 19, 1999
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                                TABLE OF CONTENTS

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  RECITALS ...............................................................     1

ARTICLE 1 ................................................................     1

DEFINITIONS AND INCORPORATION BY REFERENCE ...............................     1
  SECTION 1.01. Definitions ..............................................     1
  SECTION 1.02. Rules of Construction ....................................     5

ARTICLE 2 ................................................................     6
THE LOANS ................................................................     6
  Section 2.01. Request for Borrowing ....................................     6
  Section 2.02. Lender's Consideration of Request ........................     6
  Section 2.03. Notice of Borrowing ......................................     6

ARTICLE 3 ................................................................     7
THE NOTES ................................................................     7
  SECTION 3.01. Form of Notes ............................................     7
  SECTION 3.02. Execution ................................................     7
  SECTION 3.03. Replacement Notes ........................................     7
  SECTION 3.04. Cancellation .............................................     7
  SECTION 3.05. Default Interest .........................................     7

ARTICLE 4 ................................................................     7
COVENANTS ................................................................     7
  SECTION 4.01. Payment of Notes .........................................     7
  SECTION 4.02. Limitation on Secured Debt ...............................     7
  SECTION 4.03. Compliance Certificate ...................................     8
  SECTION 4.04. Further Assurances; Reservation of Security Interest .....     8

ARTICLE 5 ................................................................    10
SUCCESSOR COMPANY ........................................................    10
  SECTION 5.01. When Company May Merge or Transfer .......................    10
  SECTION 5.02. Substitution of Successor ................................    10

ARTICLE 6 ................................................................    10
DEFAULTS AND REMEDIES ....................................................    10
  SECTION 6.01. Events of Default ........................................    10
  SECTION 6.02. Waiver of Event of Default ...............................    12
  SECTION 6.03. Acceleration .............................................    12
  SECTION 6.04. Other Remedies ...........................................    12
  SECTION 6.05. Waiver of Past Defaults ..................................    12
  SECTION 6.06. Rights of Lender To Receive Payment ......................    12
  SECTION 6.07. Waiver of Stay or Extension Laws .........................    12

ARTICLE 7 ................................................................    13
TERMINATION OF AGREEMENT .................................................    13
  SECTION 7.01. Termination ..............................................    13

ARTICLE 8 ................................................................    13
AMENDMENTS ...............................................................    13
  SECTION 8.01. Amendment of Agreement and Notes .........................    13
  SECTION 8.02. Notation on or Exchange of Notes .........................    13

ARTICLE 9 ................................................................    13
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REDEMPTION ...............................................................    13
  SECTION 9.01. Applicability ............................................    13
  SECTION 9.02. Right of Redemption ......................................    13
  SECTION 9.03. Notes Redeemed in Part ...................................    14

ARTICLE 10 ...............................................................    14
INDEMNIFICATION ..........................................................    14

ARTICLE 11 ...............................................................    14
MISCELLANEOUS ............................................................    14
  SECTION 11.0l. Notices .................................................    14
  SECTION 11.02. Governing Law ...........................................    15
  SECTION 11.03. No Recourse Against Others ..............................    15
  SECTION 11.04. Successors ..............................................    15
  SECTION 11.05. Multiple Originals ......................................    15
  SECTION 11.06. Table of Contents; Headings .............................    15

EXHIBIT A ................................................................     1
Promissory Note ..........................................................     1
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                                       ii
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         THIS LOAN AGREEMENT (this "Agreement") dated July 19, 1999, between
National Propane L.P., a limited partnership duly organized and validly existing as a limited partnership under the laws of the State of Delaware (hereinafter called the "Company"), having its principal office at 9200 Arboretum Parkway, Richmond, VA 23236 and Columbia Propane Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Lender," and together with the Company, the "Parties").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has requested that the Lender make loans in accordance with the terms of this Agreement to finance the Company's on-going capital needs, and the Lender is willing to make the loans subject to the terms and conditions set forth herein; and

         WHEREAS, the Company expects to derive substantial benefit from the receipt of said loans;

         NOW, THEREFORE, in consideration of the respective representations and the agreements herein contained, the Parties hereto agree as follows:


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01. Definitions.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person directly or indirectly, whether through the ownership of voting securities (not limited to majority ownership of voting securities), by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Agreement as it may be amended from time to time.

         "Approved Funding Period" has the meaning as set forth in Section 2.02.

         "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors or any state or Federal insolvency and receivership law.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors in respect hereof.

         "Board Resolution" means a resolution duly adopted by the Board of Directors of the Company, a copy of which shall be certified by the Secretary or an Assistant Secretary, as being in full force and effect on the date of such certification.

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         "Borrowing" has the meaning as set forth in Section 2.03.

         "Business Day" means each day which is not a Legal Holiday.

         "Bylaws" means the Bylaws of the Company as amended from time to time.

         "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease obligation on the balance sheet of such person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "Debt" of any person means, without duplication,

                  (i) the principal of and premium, if applicable, in respect of
         (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

                  (ii) all Capital Lease Obligations of such person;

                  (iii) all obligations of such person issued or assumed as the deferred purchase price of property (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations -- other than those obligations described in (i) through (iii) above -- entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

                  (v) all obligations of the type referred to in clauses (i) through (iv) of other persons for the payment of which such person is responsible or liable as obligor, guarantor or surety; and

                  (vi) all obligations of the type referred to in clauses (i) through (v) of others secured by any Lien on any asset of such person (whether or not such obligation is

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assumed by such person), the amount of any such obligation which is not assumed being deemed to be the lesser of the amortized cost of such asset or the amount of the obligation so secured.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default as more fully described in Section 6.01 of this Agreement.

         "Event of Default" has the meaning as set forth in Section 6.01.

         "Interest Payment Date" means a date on which interest on any Principal Amount outstanding on any Note is due and payable.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lender's Approval" means the Lender's written reply to the Company approving the Company's Request for Borrowing and stating the terms and conditions of the Loan made pursuant to such Request for Borrowing in accordance with Section 2.02 hereof.

         "Lien" means any mortgage, pledge, deposit for security, security interest or other similar lien, whether secured or unsecured, or perfected or unperfected, or contingent or otherwise, other than the following: (i) liens for taxes or assessments or other local, state or federal governmental charges or levies; (ii) any lien to secure obligations under workers' compensation or unemployment insurance laws or similar legislation or regulation; (iii) any lien to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of Debt) or leases (other than Capital Lease Obligations) made in the ordinary course of business by the Company or any Affiliate thereof; (iv) liens to secure public or statutory obligations; (v) materialmen's, mechanics', carriers', workers', repairmen's, construction, or other liens or charges arising in the ordinary course of business, or deposits to obtain the release of such liens; (vi) any lien to secure indemnity, performance, surety or similar bonds to which the Company or any Affiliate of the Company is a party; (vii) liens created by or resulting from court or administrative proceedings which are currently being contested in good faith by appropriate actions or proceedings or for the purpose of obtaining a stay or discharge in the course of any court or legal proceedings for which appropriate accounting reserves have been made to the extent required by generally accepted accounting principles; (viii) leases (other than Capital Lease Obligations) made, or existing on property acquired, constructed or improved by or on behalf of the Company, in the ordinary course of business, together with repairs and additions thereto and improvements thereof; (ix) landlords' liens; (x) zoning restrictions, easements, licenses, reservations or restrictions in respect of currently owned or hereafter acquired, constructed, or improved tangible property or defects or irregularities (including any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in deeds or other agreements) in title thereto, which do not materially impair the conduct of the business of the Company; (xi) any of such liens described in clauses (i) through (x), whether or not delinquent, whose validity or applicability is at the time being contested in good faith by

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appropriate actions or proceedings of the Company or any Affiliate thereof;
(xii) any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Company or any Affiliate thereof upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights or to regulate the property and business of the Company or any Affiliate thereof; (xiii) the lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or if not so covered, not exceeding at any one time two million dollars ($2,000,000) in aggregate amount; (xiv) any lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the trustee or mortgagee under the instrument evidencing such lien or encumbrance, with irrevocable authority to the trustee or mortgagee to apply such moneys to the discharge of such lien or encumbrance to the extent required for such purpose; (xv) rights reserved to or vested in others to take or receive any part of the gas, by-products of gas or steam or electricity generated or produced by or from any properties of the Company or any Affiliate thereof or with respect to any other rights concerning supply, transportation, or storage of a commodity which is used in the ordinary course of business; and (xvi) liens created or assumed by the Company or any Affiliate thereof in connection with the issuance of debt securities, the interest on which is excludable from the gross income of the holders of such securities pursuant to Section 103 of the Internal Revenue Code of 1986, or any successor section.

         "Loan" means the funds which the Lender agrees to make available for borrowing by the Company in a Lender's Approval.

         "Notes" means the notes, either secured or unsecured, issued and outstanding under this Agreement.

         "Notice of Borrowing" has the meaning as set forth in Section 2.03.

         "Notice of Default" has the meaning as set forth in Section 6.01.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, the Controller, any Assistant Treasurer, any Assistant Secretary, any Assistant Controller, or any officers of the Company designated by Board Resolution or the Bylaws.

         "Officers' Certificate" means a certificate on behalf and in the name of the Company signed by two Officers of the Company.

         "Principal Amount" of a Debt or other obligation means the principal amount of the same plus the premium, if applicable, payable on the same which is due or overdue or is to become due at the relevant time.

         "Production Payment" means any economic interest in oil, gas or mineral reserves which generally entitles the holder thereof to a specified share of future production from such reserves, excluding the costs and expenses of such production, and terminates when a specified quantity of such share of future production from such reserves has been delivered, or a specified sum has

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been realized from the sale of such share of future production from such reserves, or any similar arrangement commonly referred to as a "production payment".

         "Property" means all receivables, inventory, equipment, general intangibles, contracts and contract rights, checking, savings, deposit or other accounts, government permits, and all other real property, personal property, goods, instruments, chattel paper, documents, credits, claims, demands and assets of the Company, and any additions and accessions thereto and proceeds and products thereof, as of the date of any grant of security interest by the Company in accordance with Section 4.04 of this Agreement.

         "Requested Funding Period" has the meaning as set forth in Section
2.01.
         "Request for Borrowing" has the meaning as set forth in Section 2.01.

         "Secured Debt" means Debt secured by a Lien.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

         SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (3) "including" means including, without limitation;

                  (4) "person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  (5) "or" is not exclusive;

                  (6) words in the singular include the plural and words in the plural include the singular; and

                  (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles, and accretion of principal on such security shall not be deemed to be the issuance of Debt.

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                                    ARTICLE 2
                                    THE LOANS

         SECTION 2.01. Request for Borrowing. If the Company wishes to request a Loan(s) under the terms of this Agreement, it shall give the Lender a written request for funds (a "Request for Borrowing") on or before October 1st of each calendar year, or such other date designated by the Lender. Each such Request for Borrowing shall state the amount of funds requested to be loaned by the Lender during the specified period requested by the Company (the "Requested Funding Period").

         SECTION 2.02. Lender's Consideration of Request. After receipt of a Request for Borrowing, the Lender shall provide a written response to the Company at least sixty (60) days prior to the First day of the Requested Funding Period, or such other time as the Lender and the Company may mutually agree. If the Lender determines in its sole discretion that it will not make any Loan in response to a Request for Borrowing, the Lender shall notify the Company in accordance with the foregoing, indicating that the Request for Borrowing has been denied, but shall not be obligated to set forth any explanation of the denial. If the Lender determines in its sole discretion that it is willing to loan funds to the Company in response to its Request for Borrowing, the Lender shall provide a Lender's Approval which shall specify the aggregate amount and the terms, or the method of or procedure or manner for determining the terms, of any Loan or Borrowing and the period of time during which the Lender is willing to make such Loan and Borrowings to the Company (the "Approved Funding Period"). The Lender may, in its sole discretion, include in the Lender's Approval the terms, or the method of or procedure or manner for determining such terms, on which the Lender agrees to make a Loan to the Company, including but not limited to: (i) the rate or rates, or the method of determination thereof, of interest on the Loan and the date or dates from which such interest shall accrue, and the Interest Payment Dates on which such interest shall be payable, (ii) the place or places where the principal of and interest on the Loan shall be payable,
(iii) the period or periods within which, the price or prices at which and the terms upon which any Note evidencing the Loan may be redeemed, in whole or in part, at the option of the Company, or shall be mandatorily redeemed, in whole or in part, and any premiums, if applicable, (iv) if other than the Principal Amount thereof, the portion of the Principal Amount of the Loan which shall be payable upon declaration of acceleration of the maturity thereof pursuant to
Section 6.02 and (v) any other terms to be reasonably determined by the Lender. Without limiting the foregoing, the Lender may, in its sole discretion, determine that it is willing to make a Loan to the Company in an aggregate amount, for a period of time and on other terms different from those requested by the Company.

         SECTION 2.03. Notice of Borrowing. Whenever during the Approved Funding Period the Company wishes to make a drawing of borrowed funds under a Loan approved by the Lender and which shall be consistent with and pursuant to the applicable Lender's Approval (a "Borrowing"), it shall give the Lender notice of such Borrowing (a "Notice of Borrowing") prior to 10:00 a.m. on a Business Day. A Notice of Borrowing shall state the amount of the Borrowing and shall be in writing and executed by an Officer of the Company. As a condition precedent to the first Borrowing under a Loan which has been approved by the Lender under an applicable Lender's Approval, the Company shall provide the Lender with (i) a Note, executed by

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the Company, evidencing the Loan and (ii) a certified copy of Board Resolutions authorizing such Borrowing of the Loan upon the terms provided in or pursuant to the applicable Lender's Approval and this Agreement, and further authorizing the issuance and sale of the Note to the Lender in connection therewith.

                                    ARTICLE 3
                                    THE NOTES

         SECTION 3.01. Form of Notes. A Loan will be evidenced by a Note substantially in the form of Exhibit A attached hereto. Each Borrowing shall be evidenced by a notation on the schedule attached to the applicable Note which shall specifically state the date and amount of the Borrowing, the maturity or amortization dates, the interest rate and such other terms as the Lender shall have designated.

         SECTION 3.02. Execution. An Officer having proper authority to execute debt instruments on behalf of the Company shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is issued, the Note shall be valid nevertheless.

         SECTION 3.03. Replacement Notes. If the Lender claims in writing to the Company that a Note has been lost, destroyed or wrongfully taken, the Company shall issue to the Lender a replacement Note with equivalent terms.

         SECTION 3.04. Cancellation. The Lender, when the obligation represented by the Note has been fully satisfied in accordance with the terms of this Agreement, shall deliver such Note to the Company for cancellation. The Company and no one else shall cancel and destroy all Notes properly surrendered for transfer or exchange pursuant to the terms of this Agreement.

         SECTION 3.05. Default Interest. If the Company defaults in a payment of interest or principal on a Note, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the rate or rates prescribed therefor in the Note) in an amount equal to two percent (2.00%) above the applicable rate or rates noted on the schedule attached to the applicable Note, commencing on the due date thereof until the same is paid in full.

                                    ARTICLE 4
                                    COVENANTS

         SECTION 4.01 Payment of Notes. The Company, as obligor, shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Agreement.

         SECTION 4.02. Limitation on Secured Debt. The Company or any Subsidiary shall not issue any Secured Debt unless contemporaneously therewith the Notes are secured equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien; except, however, that incurrence of the following Secured Debt shall not require the Company or any Subsidiary to equally and ratably secure the Notes:

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
                  (1) Debt of the Company or any Subsidiary which is incurred to finance the acquisition, construction or improvement of assets of the Company or its Subsidiaries, which acquisition is consummated, or which construction or improvement is commenced, after the date of this Agreement; provided, however, that such Debt shall not be secured by any assets of the Company or any Subsidiary other than assets so acquired, constructed or improved (together with (i) to the extent the terms of Secured Debt so provide, repairs and additions thereto and improvements thereof, and (ii) with respect to construction and improvement, any theretofore unimproved real property on which the property so constructed or improved is located);

                  (2) Debt of the Company or any Subsidiary which is secured by assets of a person where such Debt was existing at the time such person was merged or consolidated with the Company or any Subsidiary or at the time of sale, other disposition, or lease, of the properties of such person as an entirety (or substantially as an entirety) to the Company or any Subsidiary; provided, however, that such Debt shall not be secured by any assets of the Company or any Subsidiary other than the assets subject thereto at the time of the acquisition (together with, to the extent the terms of Secured Debt so provide, repairs and additions thereto and improvements thereof);

                  (3) Debt of the Company or any Subsidiary issued to refinance such Debt incurred under paragraphs (1) and (2) of this Section 4.02, provided that the Debt so issued is not secured by a Lien on assets other than those which secure the Debt being refinanced (together with, to the extent the terms of new Secured Debt so provide, repairs and additions thereto and improvements thereof);

                  (4) Debt of the Company or any Subsidiary which is secured by inventory, accounts receivable, or customers' installment paper or the proceeds thereof, including by means of asset securitization; and

                  (5) obligations arising with respect to Production Payments.

         SECTION 4.03. Compliance Certificate. The Company shall deliver to the Lender within 30 days after the end of each fiscal year of the Company a certificate from its principal executive officer, principal financial officer or principal accounting officer stating that in the course of the performance by such signer of his duties as an Officer of the Company he would normally have knowledge of any Default by the Company or any noncompliance with the conditions and covenants under the Agreement and whether or not he knows of any Default or any such noncompliance that occurred during such period. If such Officer does, the certificate shall describe the Default or noncompliance, its status and what action the Company is taking or proposes to take with respect thereto. For purposes of this Section 4.03, such noncompliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement.

         SECTION 4.04. Further Assurances; Reservation of Security Interest. (a) The Company hereby agrees that it shall, from time to time, promptly and duly execute, acknowledge and

                                        8
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deliver, or cause to be executed, acknowledged and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. The Company also hereby authorizes the Lender to file any financing or continuation statement without the signature of the Company to the extent permitted by applicable law, provided, however, that the foregoing shall not create any obligation or duty on the part of the Lender. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         (b) Grant of Security Interest. The Notes may be issued on a secured or unsecured basis. Further, in the event that the Lender in its sole discretion shall become insecure at any time during the term of this Agreement as to the Company's ability to fulfill any of its obligations hereunder or under any unsecured Note, or comply with any agreement or other provision hereunder or under any such Note, and if the Company is unable to otherwise provide adequate assurances of its ability to perform such obligations or comply with such other agreements satisfactory to the Lender within five (5) days after receipt of notice from the Lender of such insecurity, then the Company shall grant, mortgage, pledge, assign, transfer, set over, convey and deliver to the Lender a security interest in and a lien on such Property of the Company as the Lender in its sole discretion shall select, provided, however, that the taking of such action on the part of the Company shall not relieve the Company from liability for any of its obligations under this Agreement or the Notes.

         (c) Appointment of Attorney-in-Fact. The Company hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Lender's discretion after the occurrence of an Event of Default or the Company's failure to provide adequate assurances in accordance with paragraphs (a) or (b) of this
Section 4.04, for the purposes of carrying out this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be, in the Lender's sole judgment, necessary or desirable to accomplish the purpose of this Agreement, including, but not limited to, providing security to the Lender with respect to the Company's obligations under the Notes or this Agreement. The powers conferred on the Lender hereunder are solely to allow the Lender to protect its interest in the Company's Property and shall not impose any duty upon the Lender to exercise any such powers.

         (d) Cumulative Remedies; No Waivers. The rights and remedies provided in this Section 4.04 are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or this Agreement. No failure to exercise, nor delay in exercising, on the part of the Lender any right, power or privilege under this Section 4.04 shall operate as a waiver thereof.

                                        9
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                                    ARTICLE 5
                                SUCCESSOR COMPANY

         SECTION 5.01. When Company May Merge or Transfer. The Company shall not consolidate with or merge with or into, or convey or otherwise transfer, or lease, its assets as an entirety (or substantially as an entirety) to, any person, unless:

         (i) the resulting, surviving or transferee person (if not the Company) shall be a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by written agreement, executed and delivered to the Lender, in form reasonably satisfactory to the Lender, all obligations of the Company under this Agreement and the Notes;

         (ii) immediately after giving effect to such transaction no Default shall have happened and be continuing; and

         (iii) the Company shall have delivered to the Lender an Officers' Certificate stating that such consolidation, merger, conveyance, transfer or lease complies with this Agreement.

         SECTION 5.02. Substitution of Successor. Upon any consolidation by the Company with or merger by the Company into any other entity or any conveyance or other transfer, or lease, of the assets of the Company as an entirety (or substantially as an entirety) in accordance with Section 5.01, the successor entity formed by such consolidation or into which the Company is merged or to which such conveyance or other transfer, or lease, is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor entity had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor entity shall be relieved of all obligations and covenants under this Agreement and the Notes.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

         SECTION 6.01. Events of Default. An "Event of Default" occurs if:

         (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable thereunder and such default continues uncured for a period of 20 days immediately thereafter;

         (2) the Company defaults in the payment of the principal of any Note when the same becomes due and payable thereunder;

         (3) the Company fails to comply with Section 5.01 hereunder;

         (4) the Company fails to comply with any of its agreements in the Notes or this Agreement (other than those referred to in paragraphs (l), (2) or (3) of this Section 6.01) and such failure continues uncured for a period of 60 days after notice by the Company. The

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
Company shall deliver to the Lender, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under the first sentence of this paragraph (4), its status and what action the Company is taking or proposes to take with respect thereto, provided, however, that such event may become an Event of Default notwithstanding a failure by the Company to so notify the Lender.

         A Default under this paragraph (4) is not an Event of Default until the Lender provides to the Company a Notice of Default and the Company does not cure such Default within the time specified in this paragraph after receipt of such notice, provided, however, that the Default shall be deemed continuing and may become an Event of Default notwithstanding the failure of the Lender to so notify the Company. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

         (5) the Company or any Subsidiary has entered against it a final, non-appealable court judgment for the payment of money exceeding, in the aggregate, a material amount, as specified in Item 103 of Regulation S-K, 17 C.F.R. Section 229.103, in uninsured liability, and such judgment is not discharged, paid or adequately provided for within 60 days after such judgment becomes final and non-appealable;

         (6) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its creditors;

         (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company in an involuntary case;

                  (B) appoints a Custodian of the Company or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 days; or

         (8) the Lender ceases to own at least eighty percent (80%) of the outstanding equity or other voting securities of the Company.

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
         SECTION 6.02. Waiver of Event of Default. The Lender may, in its sole discretion, waive in writing an Event of Default occurring under this Agreement or the Notes at any time. No such waiver shall extend to any subsequent or other Event of Default or impair, or be deemed a waiver of, any other right. The extent of any such waiver shall be in the sole discretion of the Lender.

         SECTION 6.03. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Lender may declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon such a declaration, such principal (or portion thereof) and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Lender. The Lender may rescind any acceleration under this Section 6.03 and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived (except with respect to nonpayment of principal or interest that has become due solely because of the acceleration). No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.04. Other Remedies. If an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

         A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.05. Waiver of Past Defaults. The Lender may waive in writing an existing Default and its consequences. No such waiver shall extend to any subsequent or other Default or impair, or be deemed a waiver of, any other right. The extent of any such waiver shall be in the sole discretion of the Lender.

         SECTION 6.06. Rights of Lender To Receive Payment. Notwithstanding any other provision of this Agreement, the right of the Lender to receive payment of principal of and interest on the Notes held by such Lender, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

         SECTION 6.07. Waiver of Stay of Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives


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
all benefit or advantage of any such law. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                    ARTICLE 7
                            TERMINATION OF AGREEMENT

         SECTION 7.01. Termination. This Agreement may be terminated upon mutual written consent of the Lender and the Company; provided, however, that (i) such termination shall not be effective unless no obligations of the Company under the Notes or this Agreement (excluding, for this purpose, the provisions of Section 6.07 and Article 10 of this Agreement) are outstanding and (ii) the provisions of Section 6.07 and Article 10 shall survive any such termination.

                                    ARTICLE 8
                                   AMENDMENTS

         SECTION 8.01. Amendment of Agreement and Notes. Any provision of this Agreement or the Notes may be amended if, but only if, such amendment is in writing and signed by the Company and the Lender. Except as provided in Section
6.02 and Section 6.05, no waiver of any provision of this Agreement and the Notes shall be valid unless signed by both parties.

         SECTION 8.02. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Company may require the Lender to deliver the Note to the Company for the purpose of reflecting such changes thereto. In that event, the Company shall place an appropriate notation on the Note regarding the changed terms to properly reflect the provisions of the amendment and return it to the Lender; alternatively, if the Company so determines, the Company in exchange for the Note shall issue a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

                                    ARTICLE 9
                                   REDEMPTION

         SECTION 9.01. Applicability. Notes which are made redeemable by their terms pursuant to this Agreement before their final maturity shall be redeemable in accordance with this Article 9 (except as otherwise specified as contemplated by Section 2.02).

         SECTION 9.02. Right of Redemption. If a Note is made redeemable by its terms in accordance with the provisions of Section 2.02 of this Agreement, and the Company wants to redeem such Note pursuant to the terms of such redemption established in accordance with Section 2.02 of this Agreement, the Company shall notify the Lender in writing at least 20 days prior to the redemption date, which notice shall specify such date and the principal amount of the Note to be redeemed, all in accordance with the terms thereof and hereof. If the Company is obligated to redeem such Note, it shall redeem the Note on the date specified in accordance with Section 2.02 of this Agreement.


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
         SECTION 9.03. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part in accordance with the provisions thereof and hereof, the Company shall issue to the Lender a new Note with equivalent terms, equal in aggregate Principal Amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 10
                                 INDEMNIFICATION

         In addition to any other amounts payable by the Company under this Agreement, the Company shall indemnify, defend and hold harmless the Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including, without limitation, attorneys' fees and expenses) which the Lender may incur or be subject to as a consequence, directly or indirectly, of (i) any breach by the Company of any representation, warranty, covenant, term, or condition in, or occurrence of any Default or Event of Default under, this Agreement or any Note or (ii) involvement in any legal suit, investigation, proceeding, inquiry or action (including but not limited to any environmental suit, investigation, proceeding, inquiry or action) as to which the Lender is involved as a consequence, direct or indirect, of its execution of this Agreement or any other event or transaction contemplated by or related to the foregoing. The obligations of the Company under this Article 10 shall constitute additional indebtedness hereunder and shall survive any termination of this Agreement and cancellation of any Note.


                                   ARTICLE 11
                                  MISCELLANEOUS

         SECTION 11.0l. Notices. Any notice or communication required or contemplated hereunder or under the Notes shall be in writing and transmitted by either electronic facsimile transmission, delivery in person or mailed by first-class mail addressed as follows:

         If to the Company:

         National Propane L.P.
         9002 Arboretum Parkway
         Richmond, VA 23236
         Attention: Treasurer
         FAX: (804) 327-1380


         If to the Lender:

         Columbia Propane Corporation
         9002 Arboretum Parkway
         Richmond, VA 23236
         Attention: Treasurer
         FAX: (804) 327-1380

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
         The Company or the Lender by notice to the other, in accordance with the requirements of this Section 11.0l, may designate additional or different addresses for subsequent notices or communications.

         If a notice or communication is mailed in the manner provided above, it is duly given at the time mailed, whether or not the addressee receives it.

         SECTION 11.02. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Delaware but without giving effect to applicable principles of conflicts-of-law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 11.03. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

         SECTION 11.04. Successors. This Agreement and the Notes shall bind the Company and its permitted assigns and inure to the benefit of the Lender and its assigns. The Company shall not be permitted to assign this Agreement or the Notes, in whole or in part, without the prior written consent of the Lender. The Lender may assign this Agreement or any Note, in whole or in part, without the consent of the Company.

         SECTION 11.05. Multiple Originals. This Agreement may be signed in any number of counterparts (including copies thereof), each of which (including copies) shall be deemed an original, and all of which shall constitute a single agreement, with the same effect as if the signature thereto and hereto were upon the same instrument.

         SECTION 11.06. Table of Contents; Headings. The table of contents and headings contained in this Agreement are for convenience of reference only, are not intended to be considered a part of the substance hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.


                                        NATIONAL PROPANE L.P.
                                        CP Holdings, Inc.
                                        Its General Partner


Attest: /s/ Illegible                   By: /s/ T. E. Perkins, Jr.
       -----------------------------       -------------------------------
                                        Title: Vice President



                                        COLUMBIA PROPANE CORPORATION


Attest: /s/ Illegible                   By: /s/ T. E. Perkins, Jr.
       -----------------------------       -------------------------------
                                               T. E. Perkins, Jr.
                                        Title: Vice President



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